SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2018

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15 Corporate Place South, Piscataway, New Jersey 08854 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Material Definitive Agreement for the purposes of a joint venture and stock purchase

On December 19, 2018 Hammer Wireless Corporation, a wholly-owned subsidiary of Hammer Fiber Optic Holdings Corp, (the “Company”) entered into a Joint Venture and Purchase Agreement (the “Agreement”) with Wikibuli, Inc. (the “Seller”). The Sellers are owners of an aggregate Thirty Million Eighty-Three Thousand Seven Hundred (30,083,700) shares of Wikibuli, Inc., which represents One Hundred percent (100%) of the issued and outstanding units of Wikibuli.  The Seller shall sell and the Company shall purchase Three Million Ten Thousand (3,010,000) shares of the Sellers outstanding stock.  This transaction was contemplated by the Company for the express purpose of engaging in a joint venture to provide telecommunication services to the country of Dominica.  Both parties shall engage in a separate profit-sharing agreement subject to the terms and conditions set forth in the Agreement.

The purchase price for the 3,010,000 shares of the Seller’s stock is Twenty-Five Thousand (25,000) shares of the Company’s Common Stock from treasury stock.  Shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  Furthermore, after the closing date up to Two Hundred and Twenty-Five Thousand Dollars ($225,000) in cash will be issued to the Sellers for business purposes related to the joint venture pursuant to the terms and conditions of the Agreement.

The value of the shares issued to the Sellers will be based upon the closing price on the date the transaction is completed. All restricted shares are as defined under Rule 144 of Securities and Exchange Commission and are restricted for a period of twelve (12) months from the date of closing.

The foregoing describes the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that is filed as Exhibit 10.1 this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The shares to be issued under the Stock Purchase Agreements will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.Description

10.1Joint Venture and Purchase Agreement, dated December 19, 2018, by and among Hammer Wireless and Wikibuli, Inc.

99.1Press Release of Company subsidiary Hammer Wireless and WikiBuli Inc. to provide Wholesale Voice and Wireless Services in Dominica.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: December 19, 2018

   /s/ Erik B. Levitt

By: Erik B. Levitt

Its: CEO